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                                                                  Exhibit (d)(3)

                              VIRATA CORPORATION
                           1999 STOCK INCENTIVE PLAN

                      FORM OF NEW STOCK OPTION AGREEMENT
                              FOR U.K. EMPLOYEES


     This Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant (indicated on the signature page hereto) among Virata Corporation, a Delaware corporation (the "Company"), and the person named on the signature page hereto as Employee.

     WHEREAS, Employee is an employee of the Company and/or one or more of its direct or indirect subsidiaries; and

     WHEREAS, pursuant to the Company's 1999 Stock Incentive Plan (as amended from time to time, the "Plan"), the Company has approved the grant to Employee of an option to purchase shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company or any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

     1.  Grant of Option; Certain Terms and Conditions.
         ---------------------------------------------

         (a) Grant:  The Company hereby grants to Employee, and Employee hereby
            -----
accepts, as of the Date of Grant, an option (the "Option") to purchase the number of shares of Common Stock indicated on the signature page hereto (the "Option Shares") at the Exercise Price per share indicated on the signature page hereto, which Option shall expire at 5:00 o'clock p.m., California time, on the Expiration Date indicated below (unless terminated earlier pursuant to Section 2 hereof) and shall be subject to all of the terms and conditions set forth in this Agreement and the Plan. The Option shall become exercisable to purchase upon vesting, and shall vest with respect to that number of Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares multiplied by the vesting rate indicated below.

         (b) Expiration Date:  Subject to earlier termination as provided by
             ---------------
Section 2 hereof, the Option shall lapse and expire on the seventh anniversary of the Date of Grant (the "Expiration Date"). The Period from Date of Grant to the Expiration Date is referred to as the "Term."

         (c) Vesting Rate:  Subject to Section 2 hereof, 25% of the Option
             ------------
Shares shall vest on the Date of Grant and the remaining option shares shall vest in equal monthly portions thereafter for thirty months until 100% vested.

         (d) Incentive Stock Option:  Unless otherwise indicated on the
             ----------------------
signature page hereto, the Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

     2.  Termination of Employment.
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         (a) Termination for Any Reason.  If Employee ceases to be an employee
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of the Company or any of its subsidiaries (a "Termination of Employment") for any reason whatsoever, including for cause as defined in the Plan, other than death or Permanent Disability, then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the date that is ninety (90) days after the date of such Termination of Employment.

         (b) Death or Permanent Disability.  If Employee's Employment is
             -----------------------------
terminated by reason of the death or Permanent Disability (as hereinafter defined) of Employee, then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the date that is one hundred and eighty (180) days after the date of such Termination of Employment. "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. Employee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished in writing to the Board by two (2) independent physicians mutually acceptable to the Company and Employee.

     3.  Adjustments.  Subject to the terms of the Plan, in the event that the
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outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction provide otherwise, the Compensation Committee of the Board of Directors of the Company administering the Plan (the "Committee") shall make appropriate and proportionate adjustments in the number, exercise price and type of shares or other securities or cash or other property, as applicable, that may thereafter be acquired upon the exercise of the Option;

provided, however, that any such adjustments in the Option shall be made without
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changing the aggregate Exercise Price of the then unexercised portion of the
Option.

     4.  Exercise of Option.  The Option shall be exercisable during Employee's
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lifetime only by Employee or by his or her guardian or legal representative, and after Employee's death only by the person or entity entitled to do so under Employee's last will and testament or applicable intestate law. The Option may be exercised in whole or in part only by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased and the aggregate Exercise Price for such shares (the "Exercise Notice"), together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company. Notwithstanding the foregoing, other than an exercise of the Option which results in the purchase of all remaining Option Shares then subject to the Option, any exercise of the Option must be with respect to at least the lesser of (i) 12,500 Option Shares and (ii) 12.5% of the total number of Option Shares originally subject to the Option; provided that in no event shall the Option be exercised on more than ten
(10) occasions during the Term and,

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notwithstanding anything to the contrary contained herein, in no event shall the
Option be exercisable after the earlier of (A) the Expiration Date and (b) the applicable termination date set forth in Section 2 above.

         5. National Insurance Contribution Election. Virata Ltd of Mount
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Pleasant House, 2 Mount Pleasant, Huntingdon Road, Cambridge, CB1 0BL (the
"Employer"), a company organized in the U.K. and a wholly-owned subsidiary of the Company, is Employee's employer. The Employer has authorized the Company to enter into the following election with Employee (the "Election").

            (a) Employee acknowledges that to the extent Employee is subject to income tax pursuant to Section 135 of the U.K. Income and Corporation Taxes Act of 1988 and to Class 1 National Insurance Contributions pursuant to Section 4 of the U.K. Social Security Contributions and Benefits Act of 1992 (the "SSCBA"), Employee shall be liable to pay the Employee's primary Class 1 National Insurance Contributions (the "Primary Contributions") upon the occurrence of the event giving rise to the charge (the "Chargeable Event"), pursuant to section 4(4)(a) of the SSCBA. The Primary Contributions (if any) shall be payable with respect to the difference between the fair market value (on the date of exercise of the Option) of the Option Shares acquired upon exercise of the Option and the Exercise Price, or otherwise on the gain arising as a result of the Chargeable Event. For the avoidance of doubt, a Chargeable Event shall include the receipt of cash consideration for the assignment, release or cancellation of the Option.

            (b) Subject to an election to the contrary, the Employer is liable to pay secondary Class 1 National Insurance Contributions upon the occurrence of the Chargeable Event (the "Secondary Contributions"). Employee and the Company (on behalf of the Employer) hereby jointly elect that the entire liability (if any) to pay Secondary Contributions is hereby transferred to Employee. The Secondary Contributions shall be payable with respect to the difference between the fair market value (on the date of the exercise of the Option) of the Option Shares acquired upon exercise of the Option and the Exercise Price or otherwise on the gain as a result of the Chargeable Event.

           (c) Employee hereby authorizes the Company or Employer to collect the Primary Contributions and Secondary Contributions from Employee at the time of the Chargeable Event by requiring Employee:

               (i) to deliver a check to the Company or Employer at that time;
            or

               (ii) in the event that Employee fails to deliver a check to the
            Company or Employer at that time Employee will (A) sell some of the Option Shares which Employee is entitled to receive on the exercise of the Option (where applicable) through a Company-designated broker and (B) instruct the broker to immediately remit sufficient funds from such sale to the Company or Employer to satisfy the Secondary Contributions. Such funds shall be transmitted to the Company or Employer within 30 days of the exercise of the Option or (if earlier) within 14 days of the end of the tax month during which the exercise of the Option occurred; or

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             (iii) in the event that the check delivered to the Company or
Employer pursuant to part (i) is not honored or that Employee fails to sell some of the Option Shares to which he is entitled pursuant to part (ii) above the Company or Employer is authorized to sell sufficient of Employee's Option Shares to meet Employee's liability.

The determination of whether the Primary Contribution and/or Secondary Contributions are to be accounted for and, if so, the amount due upon the occurrence of the Chargeable Event shall be assessed by the Company and/or Employer, having regard to the National Insurance Contribution rates in force at the time of the Chargeable Event and the prevailing legislation. The Company and/or Employer's determination shall be final and binding on Employee.

         (d) Employee and the Company (on behalf of the Employer) agree to be bound by the terms of this Election.

         (e) This Election shall continue in effect until such time (if ever) as both Employee and the Company (on behalf of the Employer) agree that it should cease to have effect; provided that, in the event that the U.K. Inland Revenue notifies the Company or Employer that the approval has been withdrawn in relation to any future Elections, the Employer will notify Employee within 14 days of receipt of the notice of withdrawal.

        (f) Without affecting Employee's election and obligations under subsections (b) and (c) above, the Company (on behalf of the Employer) agrees to pay the Primary Contributions and Secondary Contributions to the U.K. Inland Revenue on behalf of Employee within 14 days after the end of the tax month during which the Chargeable Event occurred. The Company will cause Employer to report to the U.K. Inland Revenue:

             (i) details of the amount of National Insurance Contribution arising upon occurrence of the Chargeable Event;

             (ii) the amount of the liability which was transferred by way of the Election; and

             (iii) the date on which the transferred liability was paid to the Inland Revenue Collector of Taxes.

The Company undertakes to provide the Employer with sufficient information to enable the Employer to comply with the above reporting requirements.

        (g) The arrangements for the payment of the Primary Contributions and Secondary Contributions (where due) by the Company and/or Employee shall apply whether the Employee has ceased employment or has left the UK.

     6.  Payment of Withholding Taxes.
         ----------------------------

         (a) If the Company or Employer becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any foreign or U.S. federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then Employee shall, as a condition to exercising the option, pay such amount to the Company or Employer in cash or by check payable to the Company.

         (b) Where, in relation to this Option, the Company or Employer is liable or, in accordance with current practice, the Company or Employer believes that it is liable, to account to the U.K. Inland Revenue for any sum in respect of income tax under Pay As You Earn ("PAYE") (and it is not reasonably practicable to make a withholding at source), the Option may

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not be exercised, assigned or released unless (as determined by the Company or
Employer) Employee has at Employee's election:

         (i) delivered a check to the Company or Employer sufficient to discharge the PAYE tax due. Such funds shall be transmitted to the Company or Employer within 30 days of the exercise of the Option or (if earlier) within 14 days of the end of the tax month during which the exercise of the Option occurred.

         (ii) or in the case of an exercise of an Option, has (A) arranged to sell sufficient Option Shares which Employee is entitled to receive on the exercise of the Option through a Company-designated broker and (B) instructed the broker to immediately remit sufficient funds from such sale to the Company or Employer to enable the Company or Employer to satisfy the PAYE tax due. Such funds shall be transmitted to the Company or Employer within 30 days of the exercise of the Option or (if earlier) within 14 days of the end of the tax month during which the exercise of the Option occurred.

The question whether PAYE is to be accounted for, and if so, the amount due upon the exercise, assignment or release (as the case may be) shall be assessed by the Company or Employer having regard to the income tax rates in force at that time, taking into account relief for the Secondary Contributions that are payable by Employee (if any) and the prevailing legislation. The Company and Employer's assessment shall be final and binding on Employee.

     7.  Notices.  All notices and other communications required or permitted to
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be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five (5) days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at 2933 Bunker Hill Lane, Suite 201, Santa Clara, California 95054, telephone number: (408) 566-1000, or to Employee at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

     8.  Stock Exchange Requirements; Applicable Laws.  Notwithstanding anything
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to the contrary in this Agreement, no securities purchased upon exercise of the
Option, and no certificate representing all or any part of such securities, shall be issued or delivered if (a) such securities have not been admitted to listing upon official notice of issuance on each stock exchange upon which securities of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any foreign, U.S. federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

     9.  Nontransferability.  Neither the Option nor any interest therein may be
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Transferred in any manner, including any sale, exchange, assignment, transfer, pledge, mortgage, hypothecation, gift, grant, encumbrance or other disposition of any kind, whether voluntary, involuntary or by operation of law and whether direct or indirect, other than by will or the laws of descent and distribution.

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     10.  Plan.  The Option is granted pursuant to the Plan, as in effect on the
          ----
Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such
                                           --------  -------
amendment shall deprive Employee, without his or her consent, of the Option or of any of Employee's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Employee. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Employee or any other person or entity then entitled to exercise the Option.

     11.  Stockholder Rights.  No person or entity shall be entitled to vote,
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receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement and the certificate of such shares shall have been issued.

     12.  Employment Rights.  No provision of this Agreement or of the Option
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granted hereunder shall (a) confer upon Employee any right to continue in the employ of the Company or any of its direct or indirect subsidiaries, (b) affect the right of the Company and any of its direct or indirect subsidiaries to terminate the employment of Employee, with or without cause, or (c) confer upon Employee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its direct or indirect subsidiaries other than the Plan. Employee hereby acknowledges and agrees that the Company and each of its direct and indirect subsidiaries may terminate the employment of Employee at any time and for any reason, or for no reason, unless Employee and the Company or such direct or indirect subsidiary are parties to a written employment agreement that expressly provides otherwise.

     13.  Governing Law.  This Agreement and the Option granted hereunder shall
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be governed by and construed and enforced in accordance with the laws of the
State of Delaware without reference to choice or conflict of law principles.

     14.  Financial Information.  The Company shall provide summary financial
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statements to Employee on an annual basis.

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     IN WITNESS WHEREOF, the Company and Employee have duly executed this
Agreement as of the Date of Grant.

                         VIRATA CORPORATION

                         By:__________________________________
                            Name:_____________________________
                            Title:____________________________

                         EMPLOYEE

                         _____________________________________
                         Signature

                         (Employee Name)
                         _____________________________________
                         Name

                         _____________________________________
                         Street Address

                         _____________________________________
                         City, State and Zip Code

                         _____________________________________
                         Telephone

                         _____________________________________
                         Facsimile

                         _____________________________________
                         Social Security Number

                         Date of Grant:     (Date of Grant)
                         -------------

                         Number of shares purchasable:     (Number of Options)
                         ----------------------------

                         Exercise Price per share:     (Exercise Price)
                         ------------------------

                         [Incentive Stock Option:    Notwithstanding Section
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                         1(d) of the Agreement, the Option is not intended to
                         qualify as an incentive stock option under Section 422 of the Internal Revenue Code.]

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